Exhibit 16.1

January 21, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Recovery Energy’s statements included under Item 4.01 of its Form 8-K filed on January 21, 2010 and we agree with such statements concerning our firm.

Sincerely,

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates